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        SECURITIES AND EXCHANGE COMMISSION

             Washington, D.C. 20549

                   FORM 8-K

               CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the

       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 31, 2000
                                                ----------------

                 VISKASE COMPANIES, INC.
   ---------------------------------------------------
 (Exact name of registrant as specified in its charter)



          Delaware                   0-5485                 95-2677354
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(State or other jurisdiction of    (Commission          (I.R.S. Employer
 incorporation or organization)      File No.)          Identification
                                                             No.)


6855 West 65th Street, Chicago, Illinois               60638
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(Address of principal executive offices)             (Zip Code)


 Registrant's telephone number, including area code: (708) 496-4200
                                                     ---------------

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                                     Page 1 of    Pages


Item 2.  Acquisition or Disposition of Assets
         -------------------------------------

     On August 31, 2000, Viskase Companies, Inc. ("Viskase") announced the completion of the sale of its plastic barrier and non-barrier shrink film business ("Films Business") for a purchase price of $245 million, which includes $228 million in cash upon the consummation of the transaction and $18 million in accounts receivable excluded from the transaction. The business being sold includes production facilities in the United States, United Kingdom and Brazil. Proceeds from the sale will be used principally to retire debt and for general corporate purposes.


Item 7. - Financial Statements and Exhibits
          ---------------------------------

     Unaudited pro forma financial information with respect to the disposition of the films business is attached as an exhibit to this Form 8-K.

Exhibits:

     2 Purchase Agreement, dated August 31, 2000, between Viskase Companies, Inc. and Bemis Company, Inc., as amended.

     99.1 Unaudited pro forma financial information of Viskase Companies, Inc. with respect to the disposition of the Films Business.

     99.2     Press Release dated August 31, 2000.



                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              VISKASE COMPANIES, INC.
                              -----------------------
                              Registrant




                              By:   /s/ Gordon S. Donovan
                                   -------------------------
                                   Gordon S. Donovan
                                   Vice President, Chief
                                   Financial Officer and
                                   Treasurer


September 25, 2000


Exhibit No.     Description of Exhibits                          Page
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  2         Purchase Agreement, dated August 31, 2000, between
            Viskase Companies, Inc. and Bemis Company, Inc., as amended.

  99.1      Unaudited pro forma financial information of Viskase
            Companies, Inc. with respect to the disposition of the Films Business.

  99.2      Press Release dated August 31, 2000.